COMMERCIAL NOTE

FOR VALUE RECEIVED, the Undersigned, Palmer-Mapletree LLC, a Delaware limited liability company with its principal place of business at 9 East 40th Street, Suite 900, New York, New, York (the "Borrower") promises to pay to the order of Country Bank for Savings ("Lender"), at the Lender's main office presently located at 75 Main Street, Ware, Hampshire County, Massachusetts, or at such other place as Lender may designate in writing, the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), plus interest, all as hereinafter set forth ("Note").

INTEREST

Interest from the date hereof upon the unpaid principal balance from time to time outstanding shall accrue at an initial fixed rate of five and 00/100 percent (5.00%) per annum for an initial period of five (5) years, commencing from the date hereof (the “Initial Period”), and thereafter, during each succeeding one (1) month period ("Adjustment Period"), at a fixed rate to be determined as of the first day of each such Adjustment Period and equal to Lender's Prime Rate on that date plus one and 00/100 percent (1.00%) per annum, provided, however, at no time, shall the interest rate charged in connection with this Note be less than five and 00/100 percent (5.00%) per annum. "Prime Rate" as used herein shall mean the "Prime Rate" as identified and published by the Wall Street Journal under its listing of Money Rates (and where more than one "Prime Rate" is so published, the highest rate shall be used herein). If the above Prime Rate index should no longer become available, Lender shall select a new index which is based upon comparable information and shall notify the Undersigned of the change. Interest hereunder shall be computed on the basis of a three hundred sixty (360) day year and shall accrue and be paid for the actual number of days any principal hereunder remains unpaid.

REPAYMENT

Principal and interest due Lender hereunder shall be repayable as follows:

A.	Commencing one (1) month from the date hereof and on the same day of each month during the Initial Period, payments of principal and interest in the amount of $3,972.92;

B.	Thereafter, and on the same day of each succeeding month during each Adjustment Period, payments of principal and interest in such amounts as are necessary to fully amortize the (then) unpaid principal hereunder existing on the first day of each such Adjustment Period at the (then) applicable rate of interest and based upon an amortization period of fifteen (15) years less the number of years elapsed from the date hereof;

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C.	Any remaining unpaid principal, and all accrued interest thereon, shall be due and payable IN FULL fifteen (15) years from the date hereof.

Any payments received by Lender with respect to this Note shall be applied first to any costs, charges or expenses (including reasonable attorneys’ fees) due Lender from the Undersigned, second to any unpaid accrued interest hereunder and third to the unpaid principal hereunder.

If any payment required hereunder is more than fifteen (15) days overdue, (in addition to the interest accruing hereunder) a late charge of five percent (5.00%) of the overdue payment shall be charged to the Undersigned and be immediately due and payable to Lender. Any payment having a due date falling upon any day during which the Lender is not open for business shall be due and payable on the next business day for which Lender is open for business and interest shall continue to accrue during the extended period.

If any payment received by Lender with respect to this Note shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under federal or state law, or otherwise due any party other than Lender, then the obligation for which the payment was made shall not be discharged by the payment and shall survive as an obligation due hereunder, notwithstanding the Lender's return to the Undersigned or any other party of the original of this Note or other instrument evidencing the obligation for which payment was made.

The Borrower shall have the right to prepay this Note at any time, provided, however, in the event of any Prepayment the Borrower shall pay to the Lender a Prepayment premium computed as follows:

(a)	If Prepayment occurs during the first year of this Note, the premium shall be an amount equal to five percent (5.00%) of the outstanding principal balance existing immediately prior to the Prepayment.
(b)	If Prepayment occurs after the first year of this Note, but prior to commencement of the third year of this Note, the premium shall be an amount equal to four percent (4.00%) of the outstanding principal balance existing immediately prior to the Prepayment.
(c)	If Prepayment occurs after the second year of this Note, but prior to commencement of the fourth year of this Note, the premium shall be an amount equal to three percent (3.00%) of the outstanding principal balance existing immediately prior to the Prepayment.
(d)	If Prepayment occurs after the third year of this Note, but prior to commencement of the fifth year of this Note, the premium shall be an amount equal to two percent (2.00%) of the outstanding principal balance existing immediately prior to the Prepayment.
(e)	If Prepayment occurs after the fourth year of this Note, but prior to commencement of the sixth year of this Note, the premium shall be an amount equal to one percent (1.00%) of the outstanding principal balance existing immediately prior to the Prepayment.

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For purposes hereof, “Prepayment” shall mean any payment of principal in advance of its due date. All Prepayments, whether by acceleration or otherwise, shall be applied against the principal payments due hereunder in the inverse order of their maturity.

Upon the occurrence of a default hereunder, interest upon the total unpaid principal hereunder shall thereafter, at Lender's option, without notice to Undersigned, and until payment in full of all obligations hereunder, accrue at a rate ("Default Rate") equal to the lesser of (a) the highest interest rate permitted by applicable law or (b) five percent (5.00%) per annum above the interest rate then in effect hereunder at the time of the default.

It is not intended under this Note to charge interest at a rate exceeding the maximum rate of interest permitted to be charged under applicable law, but if interest exceeding said maximum rate should be paid hereunder, the excess shall, at Lender's option, be (a) deemed a voluntary prepayment of principal not subject to the prepayment premium (if any) set forth herein or (b) refunded to the Undersigned.

The following described property, in addition to all other collateral now or hereafter provided by the Undersigned to Lender, shall secure this Note and all other present or future obligations of the Undersigned to Lender: Mortgage on property owned by the Borrower and located at 20 Wilbraham Street, Palmer, Hampden County, Massachusetts (the "Mortgaged Premises").

As additional collateral for the payment and performance of this Note and all other obligations, whether now existing or hereafter arising, of the Undersigned to Lender, Lender shall at all times have and is hereby granted a security interest in, and right of offset against, all cash, deposit balances and/or accounts, instruments, securities or other property of the Undersigned, and of any endorser or guarantor hereof, now or hereafter in the possession of Lender, whether for safekeeping or otherwise. This right of offset shall permit Lender at any time and without notice to the Undersigned or any endorser or guarantor hereof, to transfer such funds or property as may be deemed by Lender to be appropriate so as to reduce or satisfy any obligation of the Undersigned to the Lender, whether or not such obligation is then due.

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This Note shall be IN DEFAULT and the total unpaid principal hereunder and all accrued interest thereon shall, at Lender's option, be immediately due and payable, without prior notice, protest, or demand, upon the occurrence of any one or more of the following events of default (an “Event of Default”): (a) the failure of the Undersigned to pay any amount when due hereunder within 10 days following written notice from Lender; (b) the failure of the Undersigned to perform any other obligation to Lender as required hereunder or under any other agreement between Lender and the Undersigned, after the expiration of any applicable grace or cure period; (c) the occurrence of any default under, or the breach of, any term or condition of this or any other note, any mortgage, loan and/or security agreement, guaranty, or any other agreement between Lender and the Undersigned, after the expiration of any applicable grace or cure period; (d) Lender's determination that any representation made by the Undersigned to Lender at any time was not true or accurate in any material respect when given;(e) the granting of any trust mortgage upon any assets of the Undersigned, the occurrence of any assignment for the benefit of the Undersigned's creditors or the appointment of a custodian, trustee, or receiver with respect to any assets of the Undersigned, or the filing of any petition by or against the Undersigned under the Bankruptcy Reform Act of 1978 (as amended) or any other federal or state law by which the Undersigned is or may be relieved from its debts, provided however, the Undersigned shall have forty five (45) days within which to obtain a final dismissal of any involuntary bankruptcy petition; (f) the service of any process upon Lender by which any funds of the Undersigned being held by Lender may be attached if not dismissed or fully bonded within 30 days; (g) the attachment of any other assets of the Undersigned, where such attachment is not released, terminated or fully bonded within thirty (30) days of the order authorizing it; (h) the entry of any judgment against the Undersigned which is not satisfied or appealed from within fifteen (15) days of its entry; (i) the death, incapacity, dissolution, termination of existence or liquidation of any of the Undersigned; (j) the occurrence of any of the foregoing events of default with respect to any endorser of any obligations of the Undersigned to Lender.

The Undersigned respectively (a) waive presentment, demand, notice, protest and delay in connection with the delivery, acceptance, performance, collection and enforcement of this Note, and (b) assent to any extension, renewal, modification or other indulgence permitted by Lender with respect to this Note, including, without limitation, any release, substitution, or addition of co-makers, endorsers or guarantors of this Note and any release, substitution or addition of collateral securing this Note or any other obligations of the Undersigned, or any such endorsers or guarantors, to Lender, and (c) authorize Lender, in its sole and exclusive discretion and without notice to the Undersigned, or any endorser or guarantor hereof, to complete this Note if delivered incomplete in any respect.

No indulgence, delay or omission by Lender in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver of any such rights or remedies or of the right to exercise them at any later time. No waiver of any default hereunder shall operate as a waiver of any other default hereunder or as a continuing waiver. The Lender's acceptance of any payment hereunder, following any default, shall not constitute a waiver of such default or of any of the Lender's rights or remedies hereunder (including charging interest at the Default Rate), unless waived in writing by Lender.

All of the Lender's rights and remedies hereunder, and under any other related loan documents, shall be cumulative and may be exercised singularly or concurrently, at the Lender's sole and exclusive discretion.

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The Undersigned jointly and severally agree to pay on demand all costs and expenses, including, but not limited to, reasonable attorneys’ fees, incurred by Lender in connection with the protection and/or enforcement of any of Lender's rights or remedies hereunder, whether or not any suit has been instituted by Lender.

The word "Lender" where used herein shall mean the named payee, its successors, assigns, affiliates and endorsees (and/or the holder of this Note if, at any time, it is made payable to bearer), all of whom this Note shall inure to their benefit as holders in due course.

The word "Undersigned" where used herein includes the Borrower, any and all makers and co-makers hereof, and their respective heirs, successors, assignees and representatives, all of whom and their respective heirs, successors, assigns and representatives, shall be jointly and severally liable hereunder. Any reference herein to the Undersigned is a reference to such party or parties individually as well as collectively.

The use of masculine or neuter genders hereunder shall be deemed to include the feminine and the use of the singular or the plural herein shall be deemed to include the other, as the context may require.

The Undersigned represents that the proceeds of this Note will not be used for personal, family or household purposes and that this loan is strictly a commercial transaction.

The Undersigned, at its own expense, shall provide Lender with such financial statements and other information as Lender may from time-to-time require.

This Note shall be governed by the laws of the Commonwealth of Massachusetts and the Undersigned submit to the jurisdiction of its courts with respect to all claims concerning this Note or any collateral securing it.

ALL PARTIES TO THIS NOTE, INCLUDING LENDER, HEREBY EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY, AS TO ALL ISSUES, INCLUDING ANY COUNTERCLAIMS, WITHOUT EXCEPTION, IN ANY ACTION OR PROCEEDING RELATING, DIRECTLY OR INDIRECTLY, TO THIS NOTE AND/OR OTHER INSTRUMENTS OR LOAN DOCUMENTS (IF ANY) EXECUTED IN CONNECTION HEREWITH.

IN THE EVENT THAT UNDERSIGNED SHALL BECOME A DEBTOR IN ANY BANKRUPTCY PROCEEDING PURSUANT TO USC 11 AND LENDER SHALL SEEK RELIEF FROM AUTOMATIC STAY PURSUANT TO §362 THEREOF, UNDERSIGNED ACKNOWLEDGES AND AGREES THAT THE PARTIES INTEND, AS A NEGOTIATED CONDITION OF THE MAKING OF THE LOAN REPRESENTED HEREBY, THAT LENDER BE GRANTED IMMEDIATE RELIEF FROM STAY UPON SUCH HAPPENING, AND THAT THIS WRITING MAY BE DEEMED CONCLUSIVE EVIDENCE AS TO THE NEGOTIATED ONGOING INTENTION OF THE PARTIES AND IS INTENDED TO REMAIN THE PRINCIPAL BASIS UPON WHICH ANY COURT SHALL MAKE SUCH DETERMINATION.

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This Note constitutes a final written expression of all of its terms and is a complete and exclusive statement of those terms. Any modification or waiver of any of these terms must be in writing signed by the party against whom the modification or waiver is to be enforced.

The Undersigned agree to be bound by the terms of this Note and acknowledge receipt of a signed copy hereof.

Signed as a sealed instrument this 8th day of June, 2012.

Witness:	Palmer-Mapletree LLC

	By:	/s/ Nickolas W. Jekogian, III
Nickolas W. Jekogian, III, Manager

	By:	/s/ Alexander Ludwig
Alexander Ludwig, Manager

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